Exhibit 10.69

JOINDER AGREEMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT

THIS JOINDER AGREEMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of January 13, 2012 by and among HYATT HOTELS CORPORATION (the “Hyatt Borrower”, and collectively with the Luxembourg Borrower (defined below), each a “Borrower” and together the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Hyatt Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Amended and Restated Credit Agreement dated as of September 9, 2011 (as in effect immediately prior to the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.23 of the Credit Agreement, the Hyatt Borrower may request that one Wholly Owned Subsidiary of the Company that is a Foreign Subsidiary organized under the laws of the Grand Duchy of Luxembourg become a co-borrower under the Credit Agreement and be permitted to borrow Loans in Foreign Currencies;

WHEREAS, pursuant to Section 2.23 of the Credit Agreement, the Lenders consented to the Administrative Agent entering into an amendment to the Credit Agreement to effectuate the joinder of such foreign borrower to the Credit Agreement and to make other amendments to the Credit Agreement as permitted by such Section; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Joinder and Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is hereby amended as follows:

(a)    Hotel Investors I, Inc., a société à responsabilité limitée duly incorporated and validly existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 2-4, rue Eugène Ruppert, L-2453 Luxembourg, Grand-Duchy of Luxembourg, with a share capital of USD 20,000.- and registered with the Luxembourg Registre de Commerce et des Sociétés under number B 157.496 (the “Luxembourg Borrower”), shall be a “Borrower” under the Credit Agreement, and each reference to the defined term “Borrower” in the Credit Agreement and in each other Credit Document shall be a reference to the Hyatt Borrower and the Luxembourg Borrower, collectively. Furthermore, the Luxembourg Borrower acknowledges that it has received a copy of the Credit Agreement and that it has read such agreement and is otherwise familiar with its terms and conditions. The Luxembourg Borrower further agrees and understands that upon effectiveness of this Amendment, it will become a “Borrower” under the Credit Agreement and the other applicable Credit Documents, and will be bound by the terms and conditions applicable to it as a “Borrower” under the Credit Agreement including, without limitation, Sections 10.14 and 10.18 of the Credit Agreement.

(b)    In addition to the limitations set forth in Section 2.1 of the Credit Agreement, the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of outstanding Revolving Loans made to the Luxembourg Borrower shall not exceed $250,000,000. This limitation is in addition to, does not replace or otherwise modify, the other limitation set out in Section 2.1 of the Credit Agreement.

(c)    The Luxembourg Borrower hereby irrevocably appoints the Hyatt Borrower as its agent for all purposes relevant to the Credit Agreement and each of the other Credit Documents, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, subject to the limitations set forth in this subsection (c). Except as set forth in this subsection (c), the Luxembourg Borrower must act through the Hyatt Borrower for all purposes of the Credit Agreement and the other Credit Documents. Accordingly, any acknowledgment, direction, certification or other action (other than consent) which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken by only the Hyatt Borrower, whether or not the Luxembourg Borrower joins therein. Notwithstanding anything herein to the contrary, if the consent of the Borrowers is required or requested in connection with any Credit Document, such consent shall be valid and effective only if given by both the Hyatt Borrower and the Luxembourg Borrower. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Hyatt Borrower in accordance with the terms of the Credit Agreement shall be deemed to have been delivered to the Luxembourg Borrower.

(d)    The obligations of the Luxembourg Borrower with respect to the indemnification and cost and expense reimbursement obligations set forth in the Credit Documents shall, to the extent reasonably ascertainable, be limited to losses, claims, damages, liabilities, costs and expenses arising out of or relating to the obligations of the Luxembourg Borrower under the Credit Agreement and the other Credit Documents (including the enforcement thereof) and the Luxembourg Borrower’s use or proposed use of the proceeds of any Loan made to it.

(e)    The following representations and warranties shall be made by the Hyatt Borrower and the Luxembourg Borrower on the effective date of this Amendment, and shall be deemed to be made at the time each of the other representations and warranties set forth in Section 3 of the Credit Agreement are made or deemed to be made:

(i)    The Luxembourg Borrower is subject to civil and commercial laws with respect to its obligations under Credit Agreement and the other Credit Documents to which it is a party (collectively as to the Luxembourg Borrower, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by the Luxembourg Borrower of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither the Luxembourg Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the Grand Duchy of Luxembourg in respect of its obligations under the Applicable Foreign Obligor Documents.

(ii)    The Applicable Foreign Obligor Documents are in proper legal form under the laws of the Grand Duchy of Luxembourg for the enforcement thereof against the Luxembourg Borrower under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents, save to the extent that documents produced before a court or a public body of the Grand-Duchy of Luxembourg might have to be translated into the French or German languages. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the Grand Duchy of Luxembourg or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced (and in particular the registration of the Applicable Foreign Obligor Document with the Administration de l’Enregistrement et des Domaines in Luxembourg may be required in the case of court proceedings in Luxembourg or, in the case that such Applicable Foreign Obligor Document must be produced before a Luxembourg official authority, in which case a fixed duty at 12 euro or an ad valorem duty of 0.24% calculated on the amounts mentioned in such Applicable Foreign Obligor Document so registered will be payable) and (ii) any charge or tax as has been timely paid.

(iii)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the Grand Duchy of Luxembourg either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by the Luxembourg Borrower pursuant to the Applicable Foreign Obligor Documents.

(iv)    No foreign exchange controls are currently in effect in the Grand-Duchy of Luxembourg and no foreign exchange control authorizations by any governmental authority in the Grand-Duchy of Luxembourg are currently required for the execution, delivery and performance of the Applicable Foreign Obligor Documents and the transactions contemplated thereby.

(f)    The Hyatt Borrower and the Luxembourg Borrower covenant and agree that so long as the Credit Agreement is in effect and until (a) the Commitments have been terminated, (b) no Loans or Letters of Credit (other than Letters of Credit which have been Cash Collateralized) remain outstanding and (c) all amounts owing under any Credit Document or the Fee Letter or in connection herewith or therewith have been paid in full (other than contingent indemnification of the Credit Party Obligations to the extent no claim giving rise thereto has been asserted), the Luxembourg Borrower shall maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the Grand Duchy of Luxembourg, and all approvals and consents of each other Person in such jurisdiction, in each case that are necessary to maintain the enforceability of, and the practical realization by the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders of the intended benefit of, the applicable Credit Documents against the Luxembourg Borrower. This covenant shall be deemed to be one of the affirmative covenants set forth in Section 5 of the Credit Agreement.

(g)    Notwithstanding anything to the contrary in this Amendment, the Credit Agreement or any other Credit Document, with respect to Credit Party Obligations of any other Credit Party, the Luxembourg Borrower shall not (i) be liable for, (ii) guarantee or be deemed to guarantee, or (iii) allow its assets to serve as security for or offer security for such Credit Party Obligations.

(h)    The obligations of the Hyatt Borrower with respect to the Credit Party Obligations of the Luxembourg Borrower shall be on a joint and several basis, and accordingly, the Hyatt Borrower confirms that it is liable for the full amount of all of the Credit Party Obligations of the Luxembourg Borrower.

(i)    The first sentence of Section 3.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“After taking into account rights of contribution, the fair saleable value of the assets of the Borrower, individually, and of the Borrower and its Subsidiaries, taken as a whole, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement.”

(j)    Schedule 2.1(b)(i) (Form of Notice of Borrowing) to the Credit Agreement is hereby replaced with the revised Schedule 2.1(b)(i) attached as Exhibit A to this Amendment.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)    A counterpart of this Amendment duly executed by the Hyatt Borrower and the Luxembourg Borrower;

(b)    Notes executed by the Luxembourg Borrower to the extent any Lender so requires;

(c)    Such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations;

(d)    A favorable opinion of counsel to the Luxembourg Borrower, addressed to the Administrative Agent and each Lender, as to the matters concerning the Luxembourg Borrower and the Credit Documents as the Administrative Agent may reasonably request, which opinion shall include, without limitation, an opinion that the execution, delivery and performance of the

Credit Documents and the performance of the transactions contemplated thereby will not conflict with, result in a breach of, require any consent or permit any acceleration of (or require repayment of) any Indebtedness of the Luxembourg Borrower or under any of such Person’s organizational documents and material agreements;

(e)    Each of the following certified by a duly appointed manager of the Luxembourg Borrower to be true and correct and in force and effect (other than with respect to clause (iv)) pursuant to a certificate in form and substance reasonably acceptable to the Administrative Agent:

(i)    Articles of Association. Copies of the articles of association of the Luxembourg Borrower certified to be true and complete as of a recent date by a duly appointed manager representative of the Luxembourg Borrower;

(ii)    Resolutions. Copies of resolutions of the board of managers of the Luxembourg Borrower approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof;

(iii)    Good Standing. Copy of (i) an excerpt issued by the Luxembourg Registre de Commerce et des Sociétés (the “R.C.S.”) of the Luxembourg Borrower certified as of a recent date by a duly appointed manager of the Luxembourg Borrower and of (ii) a certificat de non-inscription d’une décision judiciaire of the Luxembourg Borrower issued by the R.C.S. dated as of the date hereof; and

(iv)    Incumbency. An incumbency certificate of the Luxembourg Borrower certified by a duly appointed manager of the Luxembourg Borrower to be true and correct as of the date hereof.

(f)    Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3. Representations. The Borrowers represent and warrant to the Administrative Agent and the Lenders that:

(a)    Authorization. Each of the Borrowers has the right and power, and has taken all necessary corporate action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered on behalf of each of the Borrowers and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrowers enforceable against them in accordance with its respective terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)    Compliance with Laws, etc. The execution and delivery by each of the Borrowers of this Amendment and the performance by each of the Borrowers of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) in respect of any property of the Borrowers or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which any Borrower or any Subsidiary is bound or by which the Borrowers or any Subsidiary or any of their respective properties may be bound or affected except to the extent that the same could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Borrowers or any Subsidiary, (c) violate any Requirement of Law applicable to the Borrowers or any of its Subsidiaries (except those as to which waivers or consents have been obtained) or (d) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of such Person.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations by Borrowers. The Borrowers hereby repeat and reaffirm all representations and warranties made by them to the Administrative Agent and the Lenders in the Credit Agreement and the other Credit Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5. Reaffirmation of Guaranty by Guarantors. Each of the Guarantors hereby reaffirms its continuing guaranty obligations to the Administrative Agent and the Lenders under the Credit Agreement, agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability such guaranty obligations, or reduce, impair or discharge the obligations of the Guarantors thereunder and confirms that such guaranty obligations guaranties the Credit Party Obligations.

Section 6. Certain References. Each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 7. Expenses. The Borrower shall reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (WITHOUT TAKING INTO ACCOUNT CONFLICT OF LAW PRINCIPLES).

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder and First Amendment to Credit Agreement to be executed as of the date first above written.

THE BORROWERS:

HYATT HOTELS CORPORATION

By:	/s/ Harmit Singh
Name:	Harmit Singh
Title:	Executive Vice President and Chief Financial
Officer

HOTEL INVESTORS I, INC.

By:	/s/ Lawrence C. Somma
Name:	Lawrence C. Somma
Title:	Manager

[Signature Page to Joinder and First Amendment to Credit Agreement with Hyatt Hotels Corporation]

GUARANTORS:

BRE/AMERISUITES PROPERTIES L.L.C. GRAND HYATT SF, L.L.C. H.E. SAN ANTONIO, L.L.C. HYATT EQUITIES, L.L.C. HYATT PARTNERSHIP INTERESTS, L.L.C. SELECT HOTELS GROUP, L.L.C.

By:	/s/ Harmit Singh
Name:	Harmit Singh
Title:	Vice President and Treasurer of each of the forgoing

BRE/AMERISUITES TXNC PROPERTIES L.P.

By:	BRE/AMERISUITES TXNC GP L.L.C., its general partner

By:	/s/ Harmit Singh
Name:	Harmit Singh
Title:	Vice President and Treasurer

GAINEY DRIVE ASSOCIATES

By:	HYATT EQUITIES, L.L.C., its partner

By:	HYATT PARTNERSHIP INTERESTS, L.L.C., its partner

By:	/s/ Harmit Singh
Name:	Harmit Singh
Title:	Vice President and Treasurer of each of the partners listed above

HYATT CORPORATION

By:	/s/ Harmit Singh
Name:	Harmit Singh
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Joinder and First Amendment to Credit Agreement with Hyatt Hotels Corporation]

[Signature Page to Joinder and First Amendment to Credit Agreement with Hyatt Hotels Corporation]

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of itself and the Lenders

By:	/s/ Mark F. Monahan
Name: Mark F. Monahan
Title: Senior Vice President

EXHIBIT A

TO

JOINDER AGREEMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT

Schedule 2.1(b)(i)

[FORM OF]

NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent

Minneapolis Loan Center

733 Marquette Avenue

10th Floor, MAC: N9306-102

Minneapolis, Minnesota 55402

Attn: Joann M. Adams

Ladies and Gentlemen:

Pursuant to Section 2.1(b)(i) of the Amended and Restated Credit Agreement, dated as of September 9, 2011 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among HYATT HOTELS CORPORATION, a Delaware corporation (the “HHC”), certain Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), the HHC hereby requests that the following:

I.    Revolving Loans be made on [date] as follows (the “Proposed Borrowing”):

(1)	Borrower:

(2)	Total Amount of Revolving Loans	$

(3)	Currency requested

(4)	Amount of (2) to be allocated to LIBOR Rate Loans	$

(5)	Amount of (2) to be allocated to Alternate Base Rate Loans	$

(6)	Interest Periods and amounts to be allocated thereto in respect of LIBOR Rate Loans (amounts must total (4)):

(i)	one month	$

(ii)	two months	$

(iii)	three months	$

(iv)	six months	$

Total LIBOR Rate Loans		$

NOTE:	BORROWINGS MUST BE IN MINIMUM AMOUNTS OF (A) WITH RESPECT TO LIBOR RATE LOANS $5,000,000 AND $1,000,000 INCREMENTS IN EXCESS THEREOF AND (B) WITH RESPECT TO ALTERNATE BASE RATE LOANS, $1,000,000 AND $250,000 INCREMENTS IN EXCESS THEREOF.

II.    Swingline Loans be made on [date] as follows (the “Proposed Borrowing”):

Swing line Loans requested:

(1)	Borrower:

(2)	Total Amount of Swingline Loans	$

NOTE:	SWINGLINE LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF $100,000 AND 1N INTEGRAL AMOUNTS OF $100,000 IN EXCESS THEREOF.

III.    The Administrative Agent is hereby authorized to disburse all proceeds of the Proposed Borrowing into the following account:

[                    ]

ABA Routing Number [            ]

Account # [                    ]

Terms defined in the Credit Agreement shall have the same meanings when used herein.

The undersigned hereby certifies that the following statements are true net the date hereof and will be true on the date of the Proposed Borrowing:

(A)    the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects,

both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, with the same effect as though such representations and warranties had been made on and as of the date of such Proposed Borrowing (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only on and as of such specified date);

(B)    no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof; and

(C)    immediately after giving effect to the making of the Proposed Borrowing (and the application of the proceeds thereof), (i) the sum of outstanding Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Aggregate Revolving Committed Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the outstanding Swingline Loans shall not exceed the Swingline Committed Amount.

[Signature on Following Page]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the date first written above.

Very truly yours,

HYATT HOTELS CORPORATION, a Delaware corporation

By:
Name:
Title: